     As filed with the Securities and Exchange Commission on August 6, 1999
                                          Registration No. 333-_________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            BACKWEB TECHNOLOGIES LTD.
             (Exact name of Registrant as specified in its charter)

                         Israel                              N/A
             (State or other jurisdiction of           (I.R.S. Employer
             incorporation or organization)          Identification Number)

                              3 Abba Hillel Street
                                Ramat Gan, Israel
                                (972-3) 751-8464

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       BackWeb Technologies Ltd. 1996 Israeli Employees Stock Option Plan
                 BackWeb Technologies Ltd. 1996 U.S. Option Plan
                 BackWeb Technologies Ltd. 1998 U.S. Option Plan
           BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan
                           (Full titles of the plans)

                                   Eli Barkat
                             Chief Executive Officer
                           BackWeb Technologies, Inc.
                          2077 Gateway Place, Suite 500
                           San Jose, California 95110
                                 (408) 933-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Jeffrey D. Saper, Esq.
                                 Selim Day, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                            Proposed
                                            Amount to       Maximum        Proposed Maximum     Amount of
                                               be        Offering Price       Aggregate       Registration
  Title of Securities to be Registered     Registered(1)  Per Share(2)    Offering Price(2)        Fee
------------------------------------------------------------------------------------------------------------
Ordinary Shares (par value NIS 0.01 per
share) to be issued under the BackWeb
Technologies Ltd. 1996 Israeli Employees
Stock Option Plan, 1996 U.S. Option Plan
and 1998 U.S. Option Plan.                 10,266,666        $19.66          $201,842,653.50      $56,112.26
------------------------------------------------------------------------------------------------------------
Ordinary Shares (par value NIS 0.01 per
share) to be issued under the BackWeb
Technologies Ltd. 1999 Employee Stock
Purchase Plan.                               600,000         $19,66         $11,796,000.00        $3,279.29
------------------------------------------------------------------------------------------------------------
               Total                       10,866,666         --             $213,638,653.50      $59,391.55
============================================================================================================

(1) Represents the number of shares of the Registrant's Ordinary Shares which may be issued to the Registrant's employees in the form of incentive stock options pursuant to the BackWeb Technologies Ltd. 1996 Israeli Stock Option Plan, 1996 U.S. Option Plan, 1998 U.S. Option Plan and 1999 Employee Stock Purchase Plan. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Ordinary Shares that becomes issuable under the aforementioned plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Ordinary Shares.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Act, on the basis of $19.66 per share, the average of the high and low prices of the Registrant's Ordinary Shares on August 4, 1999 as reported by NASDAQ.

================================================================================

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by BackWeb Technologies Ltd. (the "Company") are hereby incorporated by reference in this Registration
Statement:

        (a) The description of the Company's ordinary shares which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (b) The Company's Registration Statement on Form F-1, filed pursuant to the Securities Act, including any amendment or report filed for the purpose of updating such description, and all exhibits thereto.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Israeli law permits a company to insure "office holders" (generally, directors and executive officers) in respect of liabilities incurred by him as a result of the breach of his duty of care to the company or to another person, or as a result of the breach of his fiduciary duty to the company, to the extent that he acted in good faith and had reasonable cause to believe that the act would not prejudice the company. A company can also insure an office holder for monetary liabilities as a result of an act or omission that he committed in connection with his serving as an office holder. Furthermore, a company can indemnify an office holder for monetary liability in connection with his activities as an office holder. The Company's Articles of Association allow the Company to insure and indemnify office holders to the fullest extent permitted by law. The Company has also acquired directors' and officers' liability insurance covering its directors and officers and subsidiaries for certain claims.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

  Exhibit
  Number            Description
----------   -------------------------
4.1          1996 Israeli Employees Stock Option Plan*

4.2          1996 U.S. Option Plan*

4.3          1998 U.S. Option Plan*

4.4          1999 Employee Stock Purchase Plan*

5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation.

23.1         Consent of Ernst & Young LLP, independent auditors.

23.2         Wilson Sonsini Goodrich & Rosati, Professional Corporation
             (included in Exhibit 5.1).

24.1         Power of Attorney (see page II-4).

--------------------

* Incorporated by reference to the Company's Registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Jose, State of California, on August 6 , 1999.


                                        BACKWEB TECHNOLOGIES LTD.


                                        By: /s/ Hanan Miron
                                            ------------------------------------
                                            Hanan Miron,
                                            Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hanan Miron, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 6, 1999 by the following persons in the capacities indicated.


               Signature                                  Title
------------------------------------      ------------------------------------

           /s/ Eli Barkat
------------------------------------      Chairman and Chief Executive Officer
               Eli Barkat

          /s/ Hanan Miron
-------------------------------------     Chief Financial Officer
              Hanan Miron

           /s/ Gil Shwed
-------------------------------------     Director
               Gil Shwed


-------------------------------------     Director
             William Larson

        /s/ Charles Federman
-------------------------------------     Director
            Charles Federman

        /s/ Joseph Gleberman
-------------------------------------     Director
            Joseph Gleberman

                                Index to Exhibits


  Exhibit
  Number            Description
----------   -------------------------
4.1          1996 Israeli Employees Stock Option Plan*

4.2          1996 U.S. Option Plan*

4.3          1998 U.S. Option Plan*

4.4          1999 Employee Stock Purchase Plan*

5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation.

23.1         Consent of Ernst & Young LLP, independent auditors.

23.2         Wilson Sonsini Goodrich & Rosati, Professional Corporation
             (included in Exhibit 5.1).

24.1         Power of Attorney (see page II-4).

-------------------

* Incorporated by reference to the Company's Registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.